Exhibit 99.1

Press Release

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:

Judy Davies, VP, Investor Relations and Marketing Communications

+1 408-864-7549

judy.davies@verigy.com

Verigy Reports Third Quarter 2010 Financial Results;

Year-over-Year Revenue Increase of 77%

CUPERTINO, Calif., August 19, 2010 – Verigy Ltd. (NASDAQ: VRGY), a premier semiconductor test company, today reported financial results for its third quarter ended July 31, 2010. Revenue for the third quarter was $154 million, an increase of $34 million, or 28 percent from the prior quarter and an increase of $67 million, or 77 percent from the comparable prior year period.

Net income for the third quarter was $13 million, or $0.21 per share, compared to a net loss of $1 million, or ($0.02) per share last quarter, and a net loss of $21 million, or ($0.36) per share, in the prior year period.

Results for the third quarter included approximately $1.6 million of charges related to the company’s restructuring actions and manufacturing transition. After excluding these items, Verigy reported non-GAAP net income of $14 million, or $0.23 per share, including $5.2 million of share-based compensation expense.

A reconciliation between GAAP and non-GAAP net income is provided following the financial statements that are part of this press release.

“During the quarter, we continued our momentum in product innovation, customer wins, and strengthening our financial model,” said Keith Barnes, Verigy chairman and chief executive officer. “In Q3, we brought several new solutions and capabilities to market. The new offerings on our V93000 platform combined with the broad-based strength in the SOC test market, contributed to a 43 percent sequential revenue growth for our SOC products. In particular, V93000 Port Scale RF demand remained extremely strong throughout the quarter and generated more than 50 percent of our total SOC revenue in Q3.”

“We’re very pleased with the strong profitability achieved during the quarter and the continuing strength in sales of our SOC products,” added Bob Nikl, Verigy chief financial officer. “Our goal is to continue to improve the leverage in our operating model and generate higher profitability over a cycle.”

Outlook for Q4 2010

For the fourth quarter ending October 31, 2010, the company is providing the following outlook:

•	Revenue is expected to be in the range of $157 million to $167 million.

•	Earnings per share are expected to be in the range of $0.22 to $0.27.

•	After excluding charges related to restructuring actions and the manufacturing transition, earnings per share on a non-GAAP basis are expected to be in the range of $0.24 to $0.29.

•	Share-based compensation expense is expected to be approximately $4.2 million to $4.4 million.

Conference Call and Webcast

Verigy’s management will present more details on its third quarter fiscal year 2010 financial results on a conference call with investors today beginning at 1:30 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at http://investor.verigy.com and select “Q3 FY’10 Verigy Earnings Conference Call” in the “Events & Webcast” section under “IR News & Events.” The webcast will remain available on the company’s web site for 14 days.

A telephone replay of the conference call will be available from 4:30 p.m. (Pacific) today through September 2, 2010. The replay number is +1 888-286-8010 toll-free, or international callers may dial +1 617-801-6888; enter passcode 62807308.

About Verigy

Verigy provides advanced semiconductor test systems and solutions used by leading companies worldwide in design validation, characterization, and high-volume manufacturing test. Verigy offers scalable platforms for a wide range of system-on-chip (SOC) test solutions, and memory test solutions for Flash, DRAM including high-speed memories, as well as multi-chip packages (MCP). Verigy also provides advanced analysis tools that accelerate design debug and yield ramp processes. Additional information about Verigy can be found at www.verigy.com.

Forward-Looking Statements

This earnings release contains forward-looking statements, including statements about our estimated fourth quarter revenue, GAAP and non-GAAP earnings per share and share-based compensation expense. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. The risks and uncertainties include, but are not limited to, uncertainty about the global economic recovery, the conditions of the semiconductor and semiconductor test industries, the strength of our customers’ businesses, unforeseen changes in the demand for our products and unanticipated delays in meeting product demand and delivery requirements. Additional factors that may cause results to differ materially from those in the forward-looking statements are discussed in our most recent SEC filings. The forward-looking statements in this press release are only valid as of this date, and Verigy undertakes no duty to update any forward-looking statements.

Information About Non-GAAP Measures

Verigy is supplementing its financial measures presented on a GAAP basis by providing non-GAAP measures to provide additional meaningful comparisons between current results and results in prior operating periods to evaluate the operating performance of the company. Management believes that these non-GAAP financial measures can provide additional meaningful information of underlying trends of the business because they provide a comparison of historical information that excludes certain items that impact the overall comparability. Non-GAAP net income for the quarter ended July 31, 2010 excludes the effects of charges related to the company’s restructuring actions and manufacturing transition. Management uses this information to make operational decisions and for comparisons to historical operating results and the operating results of its competitors. Management finds the non-GAAP information to be useful and believes that its investors may also benefit from seeing the company’s results “through the eyes” of management in addition to seeing its GAAP results. A reconciliation between the company’s GAAP and non-GAAP measures is provided in the attached tables. Non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read and evaluated in conjunction with the GAAP financial measures.

# # #

VERIGY LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except share and per share amounts)

(Unaudited)

	Three Months Ended July 31,		Nine Months Ended July 31,
	2010	2009	2010	2009
Net revenue:
Products	$122	$58	$286	$133
Services	32	29	94	93

Total net revenue	154	87	380	226

Cost of sales:
Cost of products (*)	55	32	137	98
Cost of services (*)	23	20	63	62

Total cost of sales	78	52	200	160

Operating expenses:
Research and development (*)	25	25	70	70
Selling, general and administrative (*)	35	29	96	88
Restructuring Charges	—	1	2	7

Total operating expenses	60	55	168	165

Income (loss) from operations	16	(20)	12	(99)
Other (expense) income, net	(1)	1	(3)	4
Impairment of investments	—	(2)	(1)	(16)

Income (loss) before income taxes	15	(21)	8	(111)
Provision for income taxes	2	—	2	4

Net Income (loss)	$13	$(21)	$6	$(115)

Net income (loss) per share- basic:	$0.21	$(0.36)	$0.09	$(1.97)

Net income (loss) per share- diluted (#):	$0.21	$(0.36)	$0.09	$(1.97)

Weighted average shares (presented in thousands) used in computing net income (loss) per share:
Basic	59,755	58,583	59,421	58,307
Diluted	70,462	58,583	59,790	58,307

* Share-based compensation expense by function:
Cost of products	$0.7	$0.6	$1.8	$1.6
Cost of services	$0.3	$0.3	$0.8	$0.9
Research and development	$0.7	$0.6	$1.7	$1.6
Selling, general and administrative	$3.5	$3.4	$10.5	$10.0

#	In accordance with accounting guidance, the computation of diluted EPS for the three months ended July 31, 2010 includes the dilutive effect of our convertible senior notes and as a result net income is adjusted to add back the related interest expense of approximately $1.9 million. The convertible senior notes are antidilutive for nine months ended July 31, 2010.

VERIGY LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except share data)

(Unaudited)

	July 31, 2010	October 31, 2009
ASSETS
Current assets:
Cash and cash equivalents	$247	$197
Short-term marketable securities	146	167
Trade accounts receivable, net	86	54
Inventory	80	55
Other current assets	44	42

Total current assets	603	515

Property, plant and equipment, net	41	41
Long-term marketable securities	52	75
Goodwill and other intangibles, net	19	20
Other long-term assets	62	62

Total assets	$777	$713

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$70	$40
Employee compensation and benefits	25	32
Deferred revenue, current	40	26
Other current liabilities	20	27

Total current liabilities	155	125

Long-term liabilities:
Convertible senior notes	138	138
Income taxes payable	17	15
Other long-term liabilities	42	33

Total liabilities	352	311

Shareholders’ equity
Ordinary shares, no par value, 59,893,983 and 58,841,248 issued and outstanding at July 31, 2010 and October 31, 2009, respectively
Additional paid in capital	447	429
Retained earnings	(17)	(23)
Accumulated other comprehensive loss	(5)	(4)

Total shareholders’ equity	425	402

Total liabilities and shareholders’ equity	$777	$713

VERIGY LTD.

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended July 31, 2010					Nine Months Ended July 31, 2010
	Net income	EPS (*)	Gross profit	Gross margin	Operating expenses	Net income	EPS (*)	Gross profit	Gross margin	Operating expenses
GAAP	$13	$0.21	$76	49%	$60	$6	$0.09	$180	47%	$168
Non-GAAP adjustments:
Restructuring charges in cost of sales	0.6	0.01	0.6	0.4%	—	1.4	0.02	1.4	0.4%	—
Restructuring charges in operating expenses	0.4	0.01	—	—	(0.4)	2.1	0.03	—	—	(2.1)
Impairment of auction rate securities	—	—	—	—	—	1.0	0.02	—	—	—
Gain on sale of investments	(0.0)	—	—	—	—	(0.6)	(0.01)	—	—	—
Non-Recurring operating expenses	—	—	—	—	—	0.4	0.01	—	—	(0.4)
Acquisition related charges in cost of sales	0.1	—	0.1	0.1%	—	0.2	—	0.2	0.1%	—
Acquisition related charges in operating expenses	0.1	—	—	—	(0.1)	0.2	—	—	—	(0.2)
Transition related charges in cost of sales	0.1	—	0.1	0.1%	—	4.2	0.07	4.2	1.1%	—
Transition related charges in operating expenses	0.4	—	—	—	(0.4)	0.9	0.02	—	—	(0.9)

Non-GAAP	$14	$0.23	$77	50%	$59	$15	$0.25	$186	49%	$164

	Three Months Ended July 31, 2009					Nine Months Ended July 31, 2009
	Net loss	EPS	Gross profit	Gross margin	Operating expenses	Net loss	EPS	Gross profit	Gross margin	Operating expenses
GAAP	$(21)	$(0.36)	$35	40%	$55	$(115)	$(1.97)	$66	29%	$165
Non-GAAP adjustments:
Restructuring charges in cost of sales	1.0	0.02	1.0	1.1%	—	4.6	0.08	4.6	2.0%	—
Restructuring charges in operating expenses	1.1	0.02	—	—	(1.1)	7.4	0.12	—	—	(7.4)
Impairment of auction rate securities	1.5	0.03	—	—	—	9.1	0.16	—	—	—
Impairment of cost method investment	—	—	—	—	—	6.2	0.11	—	—	—
Non-Recurring operating expenses	—	—	—	—	—	2.6	0.05	—	—	(2.6)
Acquisition related charges in cost of sales	—	—	—	0.0%	—	0.2	—	0.2	0.1%	—
Acquisition related charges in operating expenses	3.9	0.07	—	—	(3.9)	4.0	0.07	—	—	(4.0)
Transition related charges in cost of sales	0.6	0.01	0.6	0.7%	—	0.6	0.01	0.6	0.3%	—
Transition related charges in operating expenses	0.1	—	—	—	(0.1)	0.1	—	—	—	(0.1)
Tax impact for transfer of intellectual property	—	—	—	—	—	1.2	0.02	—	—	—
Tax impact related to acquisition	(1.5)	(0.03)	—	—	—	(1.5)	(0.03)	—	—	—

Non-GAAP	$(14)	$(0.24)	$37	42%	$50	$(80)	$(1.38)	$71	32%	$151

*	In accordance with accounting guidance, the computation of diluted EPS for the three months ended July 31, 2010 includes the dilutive effect of our convertible senior notes and as a result net income is adjusted to add back the related interest expense of approximately $1.9 million. The convertible senior notes are antidilutive for nine months ended July 31, 2010.

VERIGY LTD.

RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

(In millions, except per share amounts)

(Unaudited)

Guidance for the three months ended October 31, 2010

	Three Months Ended October 31, 2010
Revenue
GAAP and Non-GAAP revenue guidance:	$157	$167

Earnings per share
GAAP net income per diluted share	$0.22	$0.27
Exclude restructuring charges in cost of sales	0.01	0.01
Exclude transition and acquisition related charges	0.01	0.01

Non-GAAP net income per diluted share	$0.24	$0.29